Exhibit 10.3

October 5, 2020

RMG Acquisition Corp.

50 West Street, Suite 40-C

New York, New York 10006

Ladies and Gentlemen:

This Lock-Up agreement (this “Agreement”) is entered into in connection with, and conditioned upon the consummation of the transactions contemplated by, that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among RMG Acquisition Corp., a Delaware corporation (“RMG”), RMG Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Romeo Systems, Inc., a Delaware corporation (“Romeo”), dated as of October 5, 2020. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

1.         As a condition to the obligations of RMG, Merger Sub and Romeo to consummate the Merger, the undersigned hereby agree that, from the date hereof until the 180th day after the Closing Date (the “Lock-Up Period”), the undersigned will not: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Exchange Act”), with respect to (x) the shares of Acquiror Common Stock received pursuant to the Merger Agreement; (y) any outstanding share of Acquiror Common Stock or any other equity security (including the shares of Acquiror Common Stock issued or issuable upon the exercise of any other equity security) of RMG received by any of the parties hereto in connection with the transactions contemplated by the Merger Agreement (other than any shares of Acquiror Common Stock or any other equity security issued or issuable to the undersigned in respect of any PIPE Investment); and (z) any other equity security of RMG issued or issuable with respect to any such share of Acquiror Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (such shares, collectively, the “Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”).

2.         The undersigned hereby (a) authorizes RMG during the Lock-Up Period to cause its transfer agent for the Lock-Up Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Lock-Up Shares for which the undersigned is the record holder and, (b) in the case of Lock-Up Shares for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-Up Shares, in each case of clauses (a) and (b), if such transfer would constitute a violation or breach of this Agreement. RMG agrees to instruct its transfer agent to remove any stop transfer restrictions on the stock register and other records related to Lock-Up Shares promptly upon the expiration of the Lock-Up Period. If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio.

3.         During the Lock-Up Period, each certificate evidencing any Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A COMPANY HOLDER LOCK-UP AGREEMENT, DATED AS OF OCTOBER 5, 2020, BY AND AMONG RMG ACQUISITION CORP. (“RMG”) AND THE COMPANY’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

4.         Notwithstanding the foregoing, the undersigned may sell or otherwise transfer Lock-Up Shares during the undersigned’s lifetime or on death (or, if the undersigned is not a natural person, during its existence) (i) if the undersigned is not a natural person, to its direct or indirect equity holders or to any of its other Affiliates, (ii) to the immediate family members (including spouses, significant others, lineal descendants and ascendants (including adopted and step children and parents of such person)), brothers and sisters (including half-sibling and step-siblings) of the undersigned or the undersigned’s spouse or siblings (collectively, “Family Members”), (iii) to a family trust, foundation or partnership established for the exclusive benefit of the undersigned, its equity holders or any of their respective Family Members, (iv) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; (v) to a charitable foundation controlled by the undersigned, its equityholders or any of their respective Family Members; (vi) as a bona fide gift; (vii) by will or intestate succession upon the death of the undersigned; (viii) to RMG’s officers, directors or their respective affiliates; (ix) as security or collateral in connection any borrowing or the incurrence of indebtedness by the undersigned; (x) pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control (as defined below) of RMG, provided that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Lock-Up Shares shall remain subject to this Agreement; “Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of RMG’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of RMG (or surviving entity) or would otherwise have the power to control the board of directors of RMG; and (xi) pursuant to the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that such plan prohibits the transfer of Lock-Up Shares during the Lock-Up Period; provided, however, that in each such case, any such sale or transfer shall be conditioned upon entry by such transferees into a written agreement, addressed to RMG, agreeing to be bound by these transfer restrictions and the other terms and conditions of this Agreement.  For the avoidance of doubt, the undersigned shall retain all of its rights as a stockholder of RMG with respect to the Lock-Up Shares during the Lock-Up Period, including without limitation the right to vote any Lock-Up Shares that are entitled to vote and the right to receive any dividends or distributions in respect of such Lock-Up Shares.

5.         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents reasonably necessary to give effect to the terms and conditions of this Agreement.

6.         This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof; provided, however, that the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any documents related thereto, including the Registration Rights Agreement. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

7.         Subject to Section 3 hereof, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding upon and inure to the benefit of the undersigned and its successors and assigns.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any facsimile or .pdf copies hereof or signatures hereon shall, for all purposes, be deemed originals.

8.         Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing Date, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

9.         This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

10.       Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this section. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.       Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be completed in accordance with Section 5.01 of the Registration Rights Agreement.

[Signature on the following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RMG:

RMG Acquisition Corp.,
a Delaware corporation

By:
Name:
Title:

{Signature Page to Lock-Up Agreement}

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Holder:

Name of Holder: [ ]

By:
Name:
Title:

Shares of Acquiror Common Stock to be received in the Merger:

Shares of Acquiror Common Stock:

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email:

{Signature Page to Lock-Up Agreement}